UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	June 26, 2008

GLOBAL AXCESS CORP
(Exact name of registrant as specified in its charter)

Nevada	000-17874	88-0199674
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7800 Belfort Parkway, Suite 165, Jacksonville, Florida		32256
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code	(904) 280-3950

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Employment Agreement

On June 26, 2008, the board of directors of Global Axcess Corp, a Nevada corporation (the “Company”), approved an employment agreement (the “Employment Agreement”) to be entered into with George McQuain. Under the Employment Agreement, Mr. McQuain will serve as the Company’s President and Chief Executive Officer and receive an annual base salary of $250,000, which is subject to adjustment from time to time at the discretion of the Company. The Employment Agreement is effective as of July 1, 2008, provides for a one-year employment term, and provides that if the Employment Agreement is not otherwise terminated, it will be automatically extended for successive periods of one year at the end of each calendar year.

The Employment Agreement provides that during the term of the Employment Agreement and for a period of one year and six months after the termination of the Employment Agreement for any reason, Mr. McQuain will not directly or indirectly employ or solicit employees of the Company, compete with the Company for its customers in any state where the Company does business, interfere with relationships of the Company, or provide information about the Company to competitors of the Company.

The Employment Agreement provides that if Mr. McQuain is terminated by the Company without cause, and provided he complies with the restrictive covenants of the Employment Agreement and signs a release agreement provided by the Company, he will continue to receive his base salary for the following time period: (1) if the termination occurs during the initial term, for the remaining portion of such initial term, or for one year after the date of termination of his employment, whichever is longer, or (2) if the termination occurs after the initial term, for one year after the date of termination of his employment. In addition, Mr. McQuain will continue to receive benefits for the applicable time period, and the Company will pay him for any bonuses earned by the date of termination. The Employment Agreement further provides that if there is a “change in control,” Mr. McQuain will be entitled to receive the same benefits that he would be entitled to receive if he were terminated without cause by the Company.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Employment Agreement dated July 1, 2008 by and between Global Axcess Corp and George McQuain.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL AXCESS CORP

By:	/s/ Michael Loiacono
Name:	Michael Loiacono
Title:	Chief Financial Officer

Dated: July 2, 2008